EXHIBIT 23.3


                         Consent of Price Waterhouse LLP



C/M:  11752.0000 437147.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chartwell Leisure Inc. of our report dated February 20, 1996 relating to the financial statements of the Acquired Business for the year ended January 31, 1995, which appears on page F-29 of Chartwell Leisure Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP

San Deigo, California
July 2, 1997